$1.2 MILLION UNSECURED SUBORDINATED PROMISSORY NOTE

FOR VALUE RECEIVED, Environmental Solutions Worldwide, Inc., a Florida corporation (hereinafter called "Borrower" or "Maker"), hereby promises to pay to Ledelle Holding Limited, registration number HE 156857, Neocleous House, 199 Arch Makarios III Avenue, P.O. Box 50613, CY-3608 Limasol, Cyprus (the "Lender" or "Holder") or order, the sum of One Million Two Hundred ($1,200,000) dollars, with interest accruing at the annual rate of 9%, on October 31, 2006 (the "Maturity Date") or any extension thereof. The foregoing terms shall apply to this Unsecured Promissory Note (the "Note"):

                                    ARTICLE I
                               GENERAL PROVISIONS

           1.1 PAYMENT GRACE PERIOD. The Borrower shall have a ten (10) day grace period to pay the principal and interest due under this Note.

           1.2 PAYMENT TERMS. The Note principal and accrued interest shall be payable on October 31, 2006, the Maturity Date.

           1.3 INTEREST RATE. Interest payable on this Note shall accrue at the annual rate of nine (9%) percent per annum and is payable on the Maturity Date or any extension thereof unless otherwise provided for herein.

           1.4 ISSUANCE DATE. Shall be the date the Note is executed by the Borrower as set forth below.

           1.5 RIGHT TO PRE-PAY. Borrower shall have the right to pre-pay this Note at any time prior to Maturity Date or any extension thereof without penalty.

           1.6 EXTENSION OF MATURITY DATE. At the Holder's option, the Maturity Date of the Note can be extend on a month to month basis. Holder may notify Maker by facsimile of any extension of the Maturity Date on or before the Maturity Date or any extension thereof or within the applicable Payment Grace Period for the Maturity Date or extension thereof.

           1.7 ELECTION TO RECEIVE PAYMENT IN STOCK. Holder may at its option on and only on the Maturity Date, or on and only on any Maturity Date extension in accordance with Section 1.6, elect to receive payment of principal and all accrued interest in the form of restricted shares of Maker's common stock, par value ($.001) (the "Common Stock") with cost free piggyback registration rights. Should Holder elect to receive payment of this Note by way of issuance of restricted Common Stock, notwithstanding Section 1.3 herein, interest is to be calculated at twelve (12%) percent per annum from the Issuance Date based upon the following formula:


                                     X/Y=Z


           X = Principal and Accrued Interest at annual rate of 12% per annum from issuance of Note.

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           Y = The lesser of the twenty one (21) day average closing price of
Maker's Common Stock as reported by Bloomberg Financial Markets immediately preceding the Issuance Date of the Note or the twenty (21) day average closing price of Maker's Common Stock as reported by Bloomberg Financial Markets immediately preceding the Maturity Date (October 31, 2006) of the Note.

           Z = the number of shares of restricted Common Stock to be issued in satisfaction of the Note and all accrued interest.



                                   ARTICLE II
                                EVENT OF DEFAULT

           The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable in accordance with Article I, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

           2.1 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Borrower from the Holder.

           2.2 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made.

           2.3 RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

           2.4 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

           2.5 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

           2.6 FAILURE TO DELIVER REPLACEMENT NOTE. Borrower's failure to timely deliver if required a replacement Note.

           2.7 CROSS DEFAULT. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement, in each case, which is not cured after any required notice and/or cure period.

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


                                   ARTICLE III
                                  MISCELLANEOUS

           3.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           3.2 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Environmental Solutions Worldwide, Inc., 335 Connie Crescent, Concord Ontario L4K 5R2 with a copy by telecopier only to: Baratta, Baratta & Aidala, LLP 597 Fifth Avenue, New York, NY 10017, Attn: Joseph A. Baratta, Esq., telecopier number: (212) 750-8297, and
(ii) if to the Holder, to the name, address set forth on the front page of this Note, with a copy by telecopier only to (INSERT LEGAL COUNSEL), telecopier number: (INSERT FAX#).

           3.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

           3.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

           3.5 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

           3.6 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

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


           3.7 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

           3.8 SUBORDINATION. This Note is subordinate to the Borrower's outstanding secured obligations.


           3.9 LEGAL REPRESENTATION. Both Borrower and Holder warrant and represent that the law firm of Baratta, Baratta & Aidala, LLP has acted solely as legal counsel for Borrower and that Holder has been provided with sufficient opportunity to consult with its own legal and financial advisors in connection with the transaction evidenced by this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer on this 27th day of June, 2006.

                                         ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.


                                         By:________________________________
                                              Name: Joey Schwartz
                                              Title: Chief Financial Officer
WITNESS:

-------------------------------

AGREED TO:

--------------------------------
Ledelle Holding Limited





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